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                                   EXHIBIT 99
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FOR IMMEDIATE RELEASE:

CONTACT:   Trent Troyer, President
           FFD Financial Corporation
           321 North Wooster Avenue
           Dover, Ohio 44622-0038
           (330) 364-7777


FFD Financial Corporation Repurchases $1.8 million of its Common Shares
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Dover, Ohio, October 20, 2006 - FFD Financial Corporation, the holding company for First Federal Community Bank, today reported that it has repurchased 107,038 of its common shares, for a total of $1,873,165, in a privately negotiated transaction with Ancora Capital, Inc. and the members of its Securities and Exchange Commission filing group.

Trent B. Troyer, FFD's President and CEO, commented, "This transaction gave us the opportunity to repurchase a large block of shares. Although we have repurchased shares in the past, the average trading in our shares has made it difficult to acquire a significant number of shares at once. This purchase gave us the opportunity to utilize excess capital in a manner that will enhance earnings per share for our remaining shareholders." Based on current borrowing costs, the transaction is accretive to earnings per share on a pro forma basis.

About FFD
FFD is traded on the NASDAQ Capital Market under the symbol "FFDF." First Federal Community Bank has full service offices in downtown Dover, downtown New Philadelphia and on the Boulevard in Dover, and has limited service offices in Coshocton and Sugarcreek. FFD maintains an interactive web site at [www.onlinefirstfed.com].

Forward-Looking Statements
This release may include forward-looking statements concerning FFD's intent, belief or current expectations with respect to, among other things, trends affecting its financial condition or results of operations and its business and growth strategies. Such forward-looking statements are based upon assumptions that may not be correct, are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those projected, expressed or implied. FFD does not undertake any obligation to update or revise any forward-looking statements. All forward-looking statements are subject to the risks and uncertainties detailed in FFD's filings with the Securities and Exchange Commission, including those set forth in FFD's Annual Report on Form 10-KSB for the year ended June 30, 2006.